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                                                                   EXHIBIT 23.4


                        [LETTERHEAD OF CROWE & DUNLEVY]

                               October 29, 1997





The CIT Group/Sales Financing, Inc.
650 CIT Drive
Livingston, New Jersey 07039

The CIT Group, Inc.
1211 Avenue of the Americas
New York, New York 10036

          RE:  CIT RV TRUST

Ladies and Gentlemen:

          We hereby confirm that the statements set forth in the Registration Statement on Form S-3 (333-36061) under the heading "Certain State Tax Consequences" accurately describe the material Oklahoma income tax consequences to holders of the securities, as limited by the discussion in our opinion letter dated October 29, 1997.

          We hereby consent to the use of this opinion as an exhibit to such Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the General Rules and Regulations of the Commission thereunder.

                              Very truly yours,

                              CROWE & DUNLEVY,
                              A Professional Corporation



                              By:/s/James H. Holloman, Jr.
                                 ------------------------------------
                                    James H. Holloman, Jr.